Exhibit 99.1

OpenWorld (NASDAQ: OPNW) Signs Term Sheet to Finance Solar-Powered, Distributed AI Computing Network Initially Integrated with Residential Battery Storage with Tokenized Financing Program of up to $1 Billion

Agreement is entered into with Meridian, a venture led by former Tesla Board Observer and Private Equity Investor with experience in Solar City, now Tesla, and Twitter Go Private

LAKE MARY, October 15, 2026— OpenWorld, Inc. (“OpenWorld” or the “Company”) (NASDAQ: OPNW), an innovation company advancing global real-world asset (“RWA”) tokenization, today announced that it has entered into a non-binding term sheet with Meridian to establish a tokenized financing program of up to $1 billion to fund the purchase and deployment of a distributed AI computing network powered by on-site solar energy and residential battery storage. Under the term sheet, OpenWorld will serve as advisor, structuring agent and services provider for the program, and its OpenWorld Enterprise platform will finance and operate the orchestration of the network. The news follows recent OpenWorld tokenized financing announcements, including a proposed transaction to transform BeyondAI’s industrial AI intellectual property rights into financeable collateral on OpenWorld’s tokenization platform.

Key Highlights

●	Meridian founded by Josh Raffaelli: Raffaelli was involved early in Tesla, Solar City, and SpaceX while at DFJ and Silver Lake.

●	Up to $1 billion in tokenized financing: OpenWorld structures and administers the tokenized financing program on OpenWorld Enterprise. Residential battery storage, solar panels and AI computing equipment form the asset base of the structure.

●	Meridian’s role: Meridian holds purchase rights to Powerwall residential battery storage systems for the program and will own the storage assets within the structure.

●	AI inference without new data centers: AI providers pay to run trained models on the network with no new centralized data-center sites, no additional grid interconnections and no water-based cooling. The program is intended to supply capacity to one or more leading AI inference providers.

●	Initial deployment of 10,000 homes: Compute nodes at participating homes, with larger installations at local schools, hospitals and local commercial campuses.

●	Hosts get paid: Homeowners receive monthly hosting payments and lower-cost electricity, with household energy needs taking priority over computing workloads. Commercial hosts receive a share of site revenue and backup power.

●	Timeline: Initial installations scheduled to begin in the fourth quarter of 2026; first commercial site targeted for the first quarter of 2027.

“Access to power is a major constraint on the growth of AI infrastructure,” said Matt Shaw, CEO and Chairman of OpenWorld. “By bringing computing equipment to homes and commercial properties through solar generation and battery storage, we can build AI capacity closer to the power source instead of waiting years for a grid connection. Our term sheet with Meridian brings together the tokenization, financing and operating capabilities needed to develop this network at scale, and it shows what OpenWorld Enterprise is built to do: turn real-world assets into financeable, on-chain infrastructure.”

“Residential battery storage is the foundation of this program,” said Josh Raffaelli, founder of Meridian and clean energy investor. “OpenWorld will help us finance the equipment, turning solar generation and battery storage at participating properties into infrastructure that can serve growing demand for AI computing.”

Solving the Power Problem in AI Infrastructure

Access to power is a growing constraint on AI infrastructure. New data centers face lengthy grid interconnection timelines, local opposition and significant water demands. The planned network of home-hosted, distributed AI inference computing would place compute nodes at participating homes and larger installations at local schools, hospitals and commercial campuses, each powered by on-site solar generation and battery storage. AI providers would pay to use this computing capacity for inference, the process of running trained AI models, without requiring new centralized data-center sites, additional grid connections or water-based cooling.

Participating homeowners would receive monthly hosting payments and lower-cost electricity, with household energy needs taking priority over computing workloads. Commercial hosts would receive a share of site revenue and backup power.

How the Program Works

Meridian, a privately held Delaware limited liability company, holds purchase rights to residential Tesla Powerwall battery storage systems for the program. The program’s initial deployment is planned for 10,000 homes.

Under the term sheet, OpenWorld will serve as advisor, structuring agent and services provider for the financing program. OpenWorld will establish and administer the tokenized financing structure on its OpenWorld Enterprise platform. The financing would support Meridian’s purchase of residential battery storage systems, as well as the purchase by OpenWorld or a subsidiary of solar panels and associated AI computing equipment, all of which will be used within the structure.

OpenWorld is also developing an integrated system to support each installation. The OpenWorld Enterprise platform will monitor equipment performance and provide investors with reporting on the underlying assets. The program is intended to supply computing capacity to one or more leading AI inference providers. Test installations are scheduled to begin in the fourth quarter of 2026, with the first commercial site targeted for the first quarter of 2027.

Non-Binding Agreement

The Term Sheet is non-binding, except for the provisions expressly stated to be binding, and the proposed transaction remains subject to the completion of confirmatory due diligence, negotiation and execution of definitive documentation, satisfaction of applicable conditions and completion of the contemplated transaction. There can be no assurance that the proposed transaction will be consummated on the terms described or at all.

An earlier draft of this press release was inadvertently issued to a limited number of wire services the morning of October 14, 2026 (“Draft Release”). Investors are cautioned to disregard the Draft Release and not to place any reliance on the Draft Release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expected,” “would,” “will,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. These include statements about the proposed engagement, the size, timing and structure of the financing program, the Distributed Inference Program and anticipated offtake arrangements. These statements are subject to risks and uncertainties that could cause actual results to differ materially. Those risks include failure to execute definitive agreements, market conditions, regulatory developments affecting tokenized securities, tax law changes and the risks described in OpenWorld’s Annual Report and Quarterly Reports filed with the SEC, including under the heading titled “Risk Factors.” OpenWorld undertakes no obligation to update these statements except as required by law.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About OpenWorld

OpenWorld, Inc. (NASDAQ: OPNW) is a technology-powered digital assets and blockchain innovation company that co-architects and takes principal positions in enterprise blockchain initiatives alongside sovereign governments, institutional partners and major enterprises. Since its founding in 2023, OpenWorld has advised on projects representing over $66 billion in aggregate network value and supported more than 20 companies backed by leading global venture firms, including a16z, Multicoin Capital, Dragonfly and Founders Fund. OpenWorld’s capabilities span real-world asset tokenization, stablecoin infrastructure, capital markets advisory, governance structuring and public markets strategy, with active engagements across the United States, Gulf, Europe, Southeast Asia and Africa. To learn more, visit openworld.dev and follow OpenWorld on X at @_openworld.

About Meridian

Meridian is a privately held Delaware limited liability company that develops and finances residential battery storage for distributed energy and computing programs.

Contacts

Investors

ir@openworld.dev

Media

Gasthalter & Co.

Phone: (212) 257-4170

Email: openworld@gasthalter.com